EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,


In connection with the Quarterly Report of IGIA, Inc. (formerly DIVA Entertainment, Inc., the "Company") on Form 10-QSB for the period ending May 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Avi Sivan, Chief Executive Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Avi Sivan
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Chief Exercutive Officer
July 20, 2004

/s/ Kurt Streams
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Chief Financial Officer
July 20, 2004